Exhibit 5.1

A&L Goodbody	Dublin Belfast London New York San Francisco Palo Alto
International Financial Services Centre
25-28 North Wall Quay, Dublin 1
D01 H104
T: +353 1 649 2000
DX: 29 Dublin | www.algoodbody.com

Date	| 22 October 2020
Our ref	| 01416740
Your ref	|

Iterum Therapeutics plc

Block 2, Floor 3

Harcourt Centre, Harcourt Street

Dublin 2,

Ireland

Iterum Therapeutics plc (the Company)

Dear Sirs

We are acting as Irish Counsel to the Company, a public limited company incorporated under the laws of Ireland (registration number 563531), in connection with the filing of a registration statement (the Registration Statement) on Form S-1 to be filed by the Company under the Securities Act of 1933, as amended (the Securities Act), pursuant to which we understand the Company will register the offering, issuance and sale by the Company of the following securities (the Securities):

•	ordinary shares in the capital of the Company with a nominal value of US$0.01 each (Ordinary Shares) up to a maximum aggregate amount of $2,500,000 (the Offering Shares);

•	pre-funded warrants (the Pre-Funded Warrants) to purchase Ordinary Shares up to a maximum aggregate amount of $2,500,000 (the Pre-Funded Warrant Shares);

•	warrants (the Warrants) to purchase Ordinary Shares up to a maximum aggregate amount of $1,875,000 (the Warrant Shares); and

•

placement agent warrants (the Placement Agent Warrants) to purchase Ordinary Shares up to a maximum aggregate amount of $218,750 (the Placement Agent Shares, and together with the Offering Shares, the Pre-Funded Warrant Shares and the Warrant Shares, the Shares),

pursuant to the terms of the Registration Statement, the prospectus incorporated by reference therein, and any amendments or supplements thereto.

In connection with this Opinion, we have reviewed copies of:

•	the Registration Statement; and

•	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

CE Gill  •  JG Grennan  •  PD White  •  VJ Power  •  LA Kennedy  •  SM Doggett  •  B McDermott  •  C Duffy  •  PV Maher  •  S O’Riordan  •  MP McKenna  •  KA Feeney  •  M Sherlock  •  E MacNeill

KP Allen  •  EA Roberts  •  C Rogers  •  G O’Toole  •  JN Kelly  •  N O’Sullivan  •  MJ Ward  •  AC Burke  •  D Widger  •  C Christle  •  S O’Croinin  •  JW Yarr  •  DR Baxter  •  A McCarthy   •  JF Whelan

JB Somerville  •  MF Barr  •  AM Curran  •  A Roberts  •  M Dale  •  RM Moore  •  D Main  •  J Cahir  •  M Traynor  •  PM Murray  •  P Walker  •  K Furlong  •  PT Fahy  •  D Inverarity  •  M Coghlan  •  DR Francis

A Casey  •  B Hosty  •  M O’Brien  •  L Mulleady  •  K Ryan  •  E Hurley  •  G Stanley  •  D Dagostino  •  R Grey  •  R Lyons  •  J Sheehy  •  C Morrissey  •  C Carroll  •  SE Carson  •  P Diggin

J Williams  •  A O’Beirne  •  MD Cole  •  G Conheady  •  J Dallas  •  SM Lynch  •  M McElhinney  •  C Owens  •  AD Ion  •  K O’Connor  •  JH Milne  •  T Casey  •  M Doyle  •  CJ Comerford   •  R Marron

D Berkery  •  K O’Shaughnessy  •  S O’Connor  •  SE Murphy  •  D Nangle  •  L Butler  •  A Lawler  •  C Ó Conluain  •  N McMahon  •  HP Brandt  •  A Sheridan

Consultants: SW Haughey  •  Professor JCW Wylie  •  AF Browne  •  MA Greene  •   AV Fanagan  •   PM Law

In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, all such corporate records, documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches on 22 October 2020 (being the last practicable date on which searches could be conducted) in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed:

1

that as of today’s date and at each time Securities are issued, none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired, and that the Securities will be issued in accordance with such resolutions and authorities and the terms of the applicable agreement relating to the Securities;

2

that at each time Shares will be issued, a sufficient number of ordinary shares of the Company, nominal value $0.01 per share, will remain authorised and available for issuance by the Board pursuant to the constitution of the Company;

3

that any issue of Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares of cash at least equal to the nominal value of such Shares;

4

that the issuance of the Securities will be in compliance with the Companies Act 2014, the Irish Takeover Panel Act 1997, Takeover Rules 2013, and all applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

5	that the filing of the Registration Statement with the Securities and Exchange Commission (SEC) has been authorised by all necessary actions under all applicable laws other than Irish law;

6	that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

7	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisors; and

8

that: (i) the Company will be fully solvent at the time of and immediately following the issue of any Securities; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue of any Securities; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the issue of any Securities; and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the issue of the Securities.

Subject to the foregoing and to the within additional qualifications and assumptions, and based upon searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 22 October 2020, we are of the opinion that:

•	the Company is a company duly incorporated under the laws of Ireland and validly existing under the laws of Ireland;

•	the Offering Shares, when delivered against due payment thereof, will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”);

•

the Warrants, the Pre-Funded Warrants and the Placement Agent Warrants when (i) delivered against due payment therefor; and (ii) the applicable Warrant, Pre-Funded Warrant or Placement Agent Warrant has been duly authorized, executed and delivered by the Company and the other parties thereto, will be duly authorized, validly issued and binding obligations of the Company; and

•

the Warrant Shares, the Pre-Funded Warrant Shares and the Placement Agent Shares when (i) delivered against due payment therefor; and (ii) the applicable Warrant, Pre-Funded Warrant or Placement Agent Warrant has been duly authorized, executed and delivered by the Company and the other parties thereto, will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”).

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and to the use of our name therein and in the related prospectus and in any prospectus supplement under the caption “Legal Matters.”

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody

M-51904722-3

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